EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Eagle Point Credit Company Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(2)
	Equity	Preferred Stock, par value $0.001 per share(2)
	Other	Subscription Rights(3)
	Debt	Debt Securities(4)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—	—	$16,434,078	(5)	.0001102	$1,811.04
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$906,051,522	(6)	.0001102	$99,846.88
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$1,000,001	(6)	.0001102	$110.20
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			76,514,399	(7)			N-2	333-237586	May 29, 2020	$9,931.57
			Total Offering Amount			$1,000,000,000			$101,768.12
			Total Fees Previously Paid						$99,957.08
			Total Fee Offsets						$0.00
			Net Fee Due						$1,811.04

(1)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.
(2)	Subject to Note 5 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock as may be sold, from time to time.
(3)	Subject to Note 5 below, there is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock.
(4)	Subject to Note 5 below, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $1,000,000,000.
(5)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000.
(6)	The Registrant previously paid $110.20 and $99,846.88 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-269139) with the Securities and Exchange Commission on January 6, 2023 and May 26, 2023, respectively.
(7)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $76,514,399 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement filed on May 29, 2020 on Form N-2 (File No. 333-237586) and declared effective on May 29, 2020 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $84,370 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.